SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                       October 18, 2002 (October 18, 2002)


                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      333-7841              52-2255974

(State or Other Jurisdiction          (Commission          (I.R.S. Employer
     of Incorporation)                File Number)         Identification No.)


                              570 Lexington Avenue
                            New York, New York 10022
           (Address of principal executive offices including zip code)

                                 (212) 405-6200
              (Registrant's telephone number, including area code)

                                      N.A.
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 18, 2002, FiberNet Telecom Group, Inc. (the "Company") entered into an agreement with its lenders to further extend the due dates of certain interest payments due under the Company's senior secured credit facility. The due dates of the interest payments originally due on March 14, 2002, June 14, 2002, August 12, 2002, August 14, 2002, September 12, 2002, September 16, 2002,
October 4, 2002, October 15, 2002 and October 16, 2002 were extended until November 1, 2002.

     Also, on October 18, 2002, the holder of that certain promissory note in the initial principal amount of $2,000,000.00, issued by the Company on March 14, 2002, has agreed to amend such note in order to extend its maturity date to November 1, 2002. A copy of the amendment to the note is attached hereto as
Exhibit 4.1 and is incorporated herein by reference.

     Both of these extensions were granted in anticipation of a possible equity financing or a broader recapitalization of the Company that the Company intends to consummate during October 2002. The Company cannot assure the successful consummation of such a financing or broader recapitalization on terms acceptable to all interested parties. In addition, any such financing or recapitalization will be substantially dilutive to our existing stockholders.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.     Description

   4.1          Form of Amendment to Promissory Note



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIBERNET TELECOM GROUP, INC.



Dated: October 18, 2002              By:  /s/ Michael S. Liss
                                          --------------------------------------
                                           Michael S. Liss
                                           President and Chief Executive Officer